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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                          -------------------------


                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                               August 12, 1998
                      ---------------------------------
                               Date of Report
                      (Date of earliest event reported)


                      ESTERLINE TECHNOLOGIES CORPORATION
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

          Delaware                  001-06357               13-2595091
----------------------------   ---------------------    -------------------
(State or Other Jurisdiction   (Commission File No.)       (IRS Employer
     of Incorporation)                                  Identification No.)

              10800 NE 8th Street, Bellevue, Washington  98004
        ------------------------------------------------------------
        (Address of principal executive offices, including Zip Code)

                               (425) 453-9400
            ----------------------------------------------------
            (Registrant's telephone number, including area code)



















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Item 2.  Acquisition or Disposition of Assets

On August 12, 1998, Esterline Technologies Corporation, a Delaware corporation ("Esterline") entered into a Stock Purchase Agreement (the "Purchase Agreement"), dated as of August 10, 1998, by and among Esterline, Kirkhill Rubber Company, a California corporation ("Kirkhill") and the Kirkhill Rubber Company Employee Stock Ownership and Savings Plan (the "ESOP"), pursuant to which Esterline agreed to acquire all of the outstanding shares of Kirkhill for $83 million in cash, subject to certain customary closing adjustments. At the same time, Esterline completed the acquisition of the shares of Kirkhill held by the ESOP, which shares represent approximately two-thirds of the outstanding capital stock of Kirkhill. Esterline will purchase the remaining shares from the minority individual shareholders as soon as practicable.

Kirkhill, a privately held company, is a leading manufacturer of high-performance custom-engineered elastomer components for the aerospace industry. Kirkhill's manufacturing facilities are located on 23.5 acres of owned land in Brea, California, and consist of a 329,000-square-foot factory with related equipment and machinery and a 99,600-square-foot warehouse. Esterline intends to operate Kirkhill as a wholly-owned subsidiary at its present location and to maintain its workforce, plant and equipment.

The price for Kirkhill was determined by reference to prices paid for similar companies in recent transactions, discounted cash flow analyses and an assessment of the expansion possibilities for Kirkhill, given Esterline's presence in the high-performance elastomer market through its Southern California subsidiaries, TA Mfg. Co. and Kai R. Kuhl Co. This transaction will be accounted for using the purchase method of accounting. Esterline will fund the acquisition from internally generated cash and borrowings under its revolving credit facilities with Bank of America.

The Purchase Agreement is filed as an exhibit to this report and is incorporated herein by reference. The description of the Purchase Agreement herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.






















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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)  Financial Statements of Businesses Acquired.

      The required financial statements will be filed by amendment, not later than 60 days after the date of this report.

      (b)  Pro Forma Financial Information

      The required financial statements will be filed by amendment, not later than 60 days after the date of this report.

      (c)  Exhibits
           --------

           2.1           Stock Purchase Agreement, dated as of
                         August 10, 1998, by and among Esterline
                         Technologies Corporation, the Kirkhill Rubber Company and the Kirkhill Rubber Company Employee Stock Ownership and Savings Plan.

           99.1 Press Release issued by the Registrant on August 10, 1998.

           99.2 Press Release issued by the Registrant on August 13, 1998.
































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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Esterline Technologies Corporation
                                                  (Registrant)


Dated:  August 26, 1998                By  /s/ Robert W. Stevenson
                                           ------------------------------------
                                                 Robert W. Stevenson
                                              Executive Vice President,
                                        Chief Financial Officer and Secretary
                                            (Principal Financial Officer)

                                       By  /s/ Robert D. George
                                           ------------------------------------
                                                  Robert D. George
                                              Treasurer and Controller
                                           (Principal Accounting Officer)



































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                                EXHIBIT INDEX

Exhibit Number                          Description
--------------                          -----------

      2.1              Stock Purchase Agreement, dated as of
                       August 10, 1998, by and among Esterline
                       Technologies Corporation, the Kirkhill Rubber Company and the Kirkhill Rubber Company Employee Stock Ownership and Savings Plan.
     99.1 Press Release issued by the Registrant on August 10, 1998.
     99.2 Press Release issued by the Registrant on August 13, 1998.












































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